UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2005

SPECTRE GAMING, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1466 Pioneer Way, #10, El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

(612) 279-2030
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 28, 2005, Brian D. Niebur resigned from the Registrant’s Board of Directors and as the Registrant’s Chief Financial Officer.

Effective as of October 28, 2005, the Registrant appointed D. Bradly Olah to its Board of Directors. Mr. Olah is currently serving as the Registrant’s President. It is not anticipated that Mr. Olah will be appointed to serve on any committees of the Board of Directors.

Effective as of October 28, 2005, the Registrant elected Kevin Greer as its Chief Financial Officer. From 2002 until joining the Registrant, Mr. Greer had an independent consulting practice providing accounting, tax and management services to a variety of companies ranging in size from start-ups to a Fortune 500 company. Mr. Greer served as Chief Financial Officer for each of eMedicalFiles, Inc. from 2000 to 2002, New Horizon Kid's Quest, Inc. (formerly Nasdaq SmallCap: KIDQ) from 1992 to 1999 and New Horizon Child Care, Inc. from 1986 to 1999. Mr. Greer is a Certified Public Accountant.

For his services as Chief Financial Officer, the Registrant will compensate Mr. Greer with an annual salary in the amount of $120,000 and, has granted Mr. Greer a five-year non-qualified option to purchase up to 250,000 shares of the registrant’s common stock at a per-share price of $1.60, subject to the terms and conditions of an option agreement (the “2005 Option Agreement”). The option granted under the 2005 Option Agreement will vest ratably over three years in installments of 83,333, 83,333 and 83,334 shares on October 28, 2006, 2007 and 2008, respectively.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Press Release dated November 1, 2005.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE GAMING, INC.

Date: November 3, 2005	By:	/s/ Kevin Greer

KEVIN GREER, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated November 1, 2005.